UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 16, 2007
H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri	1-6089	44-0607856

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices) (Zip Code)
(816) 854-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement
(a) Servicing Advance Facility. On November 16, 2007, the following agreements (the “Greenwich Servicing Advance Amendment”) were entered into regarding the financing facility maintained by Option One Mortgage Corporation (“OOMC”), a wholly-owned subsidiary of H&R Block, Inc. (the “Company”), with Greenwich Capital Financial Products, Inc. (“Greenwich”) to fund servicing advances by OOMC (the “Greenwich Servicing Advance Facility”):
(i)	Amendment Number One dated as of November 16, 2007, to the Note Purchase Agreement dated as of October 1, 2007, among Option One Advance Trust 2007-ADV2 (the “OOMC Advance Trust”) and Greenwich; and

(ii)	Amendment Number Two dated as of November 16, 2007, to the Indenture dated as of October 1, 2007, among the OOMC Advance Trust and Wells Fargo Bank, National Association.
The primary purpose of the Greenwich Servicing Advance Amendment was to increase the amount of funding available through the Greenwich Servicing Advance Facility from $400,000,000 to $750,000,000.
The Greenwich Servicing Advance Facility provides funding totaling $750,000,000 to fund servicing advances through October 1, 2008, subject to various triggers, events or occurrences that could result in earlier termination and bears interest at one-month LIBOR plus an additional margin rate. The Servicing Advance Facility terminates upon a “change in control” of OOMC, in which (i) a party or parties acting in concert acquire a 20% or more equity interest in OOMC or (ii) the Company does not own more than a 50% equity interest in OOMC.
Certain parties to the Greenwich Servicing Advance Facility have other relationships with the Company or its affiliates. Affiliates of Greenwich and Wells Fargo are lending parties pursuant to credit facilities described in Item 1.01(b) below. In addition, Wells Fargo serves as the indenture trustee under mortgage warehouse facilities maintained by OOMC or its affiliates.
(b) Committed Lines of Credit/Bridge Facility. On November 19, 2007, Block Financial Corporation (“BFC”), a wholly-owned subsidiary of the Company, and the Company entered into the following amendments (the “Credit Amendments”) with JPMorgan Chase Bank, N.A. (as administrative agent) and the applicable lenders under BFC’s two commercial lines of credit (the “CLOCs”):
(i)	Second Amendment, dated as of November 19, 2007, to the Five-Year Credit and Guarantee Agreement dated as of August 10, 2005; and

(ii)	Second Amendment, dated as of November 19, 2007, to the Amended and Restated Five-Year Credit and Guarantee Agreement dated as of August 10, 2005.
The primary purpose of the Credit Amendments was to:
(i)	Reduce the minimum adjusted net worth covenant (the “Minimum Net Worth Covenant”) for the fiscal quarters ending October 31, 2007 and January 31, 2008 from (A) $1 billion (less reductions in stockholders’ equity due to certain treasury stock repurchases not exceeding an aggregate $350,000,000) to (B) $800 million (less reductions in stockholders’ equity due to certain treasury stock repurchases not exceeding an aggregate $350,000,000);

(ii)	Provide for outstanding borrowings under each of the CLOCs to be paid down to $875 million by March 14, 2008 if OOMC is not sold on or before January 31, 2008;

(iii)	Reduce the maximum aggregate amount of funding available under each of the CLOCs to $875 million from March 14, 2008 through the date on which the CLOC short-term debt “clean-down” requirements (which are described below) are met if OOMC is not sold on or before January 31, 2008;

(iv)	Revise the short-term debt “clean-down” requirement (which requires that short-term debt not exceed $200 million for thirty consecutive days during the period of March 1 to June 30) (the “Clean-Down Requirement”) to provide for short-term debt (as defined in the CLOCs) not to exceed $700 million for thirty consecutive days during the period of March 1 to May 31 if OOMC is not sold on or before April 30, 2008; and

(v)	Provide for (A) increases in the applicable utilization fee rates as of the amendment date and December 31, 2007 if OOMC is not sold by December 31, 2007 and (B) subsequent decreases in applicable utilization fee rates upon the sale of OOMC and the extension or refinancing of the Bridge Guarantee and Credit Agreement between the BFC, the Company and HSBC Bank USA, National Association (“HSBC”) and BNP Paribas (“Paribas”) (the “Bridge Facility”).
The Credit Amendments also have the effect of amending certain covenants of the Bridge Facility as follows:
(i)	Reduce the Minimum Net Worth Covenant for the fiscal quarters ending October 31, 2007 and January 31, 2008 from (A) $1 billion (less reductions in stockholders’ equity due to certain treasury stock repurchases not exceeding an aggregate $350,000,000) to (B) $800 million (less reductions in stockholders’ equity due to certain treasury stock repurchases not exceeding an aggregate $350,000,000); and

(ii)	Revise the Clean-Down Requirement to provide for short-term debt not to exceed $700 million for thirty consecutive days during the period of March 1 to May 31 if OOMC is not sold on or before April 30, 2008.
The Minimum Net Worth Requirement was amended (i) in light of the possibility that the Company might not have met the Minimum Net Worth Requirement for the fiscal quarter ended October 31, 2007, (ii) to obtain flexibility for purposes of negotiating a sale of OOMC, and (iii) in light of the possibility that, without the amendment, the Company would not be in compliance with the Minimum Net Worth Covenant as of January 31, 2008 without taking steps to raise additional Equity Capital. Had the Company not obtained the Minimum Net Worth Requirement amendment, it would not have been in compliance with the Minimum Net Worth Requirement for the fiscal quarter ended October 31, 2007. The Company obtained a revision to the Clean-Down Requirement period ending June 30, 2008 in light of the possibility of not selling OOMC on or before April 30, 2008.
Certain parties (or their affiliates) to the CLOCs and the Bridge Facility have other relationships with the Company and its affiliates. Bank of America, N.A. and Greenwich provide warehouse or servicing advance facilities to OOMC. Affiliates of HSBC offer refund anticipation loans to the Company’s tax preparation clients through a contractual relationship with HSBC Holdings plc. In addition, certain lenders or their affiliates perform various commercial banking, investment banking, underwriting and other financial advisory services for the Company and its subsidiaries.
(c) Warehouse Facility Termination. On November 16, 2007, Option One Owner Trust 2001-1A (the “Greenwich Warehouse Trust”), Option One Loan Warehouse, LLC (“OOLW”) and Greenwich entered into a Termination, Release and Indemnity Agreement (the “Greenwich Warehouse Termination”) regarding the warehouse financing facility maintained with Greenwich. See Item 1.02 of this report on Form 8-K for further information regarding the Greenwich Warehouse Termination, which is hereby incorporated in this Item 1.01(c) by reference.
Item 1.02 Termination of a Material Definitive Agreement.
On November 16, 2007, the financing facility among OOLW, the Greenwich Warehouse Trust and Greenwich (the “Greenwich Warehouse Facility”) was terminated pursuant to the Greenwich Warehouse Termination Agreement.
The Greenwich Warehouse Facility provided funding totaling $750,000,000 to fund mortgage loan originations (less fundings outstanding under the Greenwich Servicing Advance Facility) through April 25, 2008. The Greenwich Warehouse Facility was subject to various OOMC performance triggers, limits and financial covenants, including a tangible net worth ratio, capital adequacy test, non-warehouse leverage ratio, minimum net income test and cross-default features in which a default under other warehouse facilities would trigger a default under the Greenwich Warehouse Facility.
The Greenwich Warehouse Facility was terminated in light of reduced mortgage origination volume.
Certain parties to the Greenwich Warehouse Facility have other relationships with the Company or its affiliates. Affiliates of Greenwich and Wells Fargo are lending parties pursuant to credit facilities described in Item 1.01(b) above. In addition, Wells Fargo serves as the indenture trustee under other mortgage warehouse facilities maintained by OOMC or its affiliates.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
On November 20, 2007, BFC drew a combined $100.0 million under the CLOCs, bringing the total amount currently outstanding under the BFC Credit Facilities to $1.725 billion. The $100.0 million draw bears interest at the ABR rate (as defined in the CLOCs) and is subject to adjustments as set forth in the CLOCs. The amounts borrowed under the CLOCs become due and payable on August 10, 2010.
The CLOCs contain representations, warranties, covenants and events of default customary for financings of this type, including the Minimum Net Worth Covenant and the Clean-Down Requirement. The CLOCs also include, without limitation, covenants restricting the Company’s and BFC’s ability to incur additional debt, incur liens, merge or consolidate with other companies, sell or dispose of their respective assets (including equity interests), liquidate or dissolve, make investments, loans, advances, guarantees and acquisitions, and engage in certain transactions with affiliates.
In the event of a default by the Company or BFC under the CLOCs, the Administrative Agent may, or at the direction of the requisite lenders shall, terminate the applicable CLOC and declare the loans then outstanding, together with any accrued interest thereon and all fees and other obligations of the Company and BFC under such CLOC, to be due and payable immediately.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.
Date: November 23, 2007	By:	/s/ Bret G. Wilson
Bret G. Wilson
Vice President and Secretary